UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 12, 2016

BLUE CALYPSO, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53981	20-8610073
(Commission File Number)	(IRS Employer Identification No.)

101 W. Renner Rd., Suite 200 Richardson, TX	75082
(Address of principal executive offices)	(Zip Code)

(800) 378-2297
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 12, 2016, Blue Calypso, Inc. (the "Company") received the resignation of Harold M. Brierley from his position as Chairman and as a member of the Board of Directors of the Company (the "Board").  There were no disagreements between the Company and Mr. Brierley on any matter relating to our operations, policies or practices which led to his resignation. Mr. Brierley will continue to serve as a Senior Advisor of the Company's Advisory Board. Mr. Brierley previously received a restricted stock award of 600,000 shares of the Company's Common Stock (the "Shares") upon his appointment to the Company's Board on July 23, 2016. In connection with his resignation and transition to his role on the Company's Advisory Board, Mr. Brierley agreed to forfeit 400,000 of the Shares. The remaining 200,000 Shares shall vest in accordance with the terms of the original grant.
Item 8.01 Other Events.

On October 18, 2016, the Company issued a press release announcing Mr. Brierley's resignation, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date: October 18, 2016	By:	/s/ Andrew Levi
Andrew Levi
Chief Executive Officer